Exhibit 1.1

MARKEL CORPORATION

(a Virginia corporation)

$250,000,000 3.625% Senior Notes due 2023

$250,000,000 5.000% Senior Notes due 2043

UNDERWRITING AGREEMENT

Dated: March 5, 2013

Markel Corporation

Debt Securities

Underwriting Agreement

March 5, 2013

To the Representatives of the several

Underwriters named in the respective

Pricing Agreements hereinafter described.

Ladies and Gentlemen:

From time to time Markel Corporation, a Virginia corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) to be attached as Annex I hereto, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in Schedule I to the applicable Pricing Agreement (such firm or firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”), specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Firm Securities”). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional aggregate principal amount of debt securities, specified in such Pricing Agreement as provided in Section 3 hereof (the “Optional Securities”).

The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase under Section 3 hereof are herein collectively called the “Designated Securities.”

The Designated Securities are to be issued under an indenture, dated as of June 5, 2001 (the “Indenture”), between the Company and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented to date and as supplemented by supplemental indentures relating to the Designated Securities. The Designated Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company. The Designated Securities and the Indenture are more fully described in the Prospectus referred to below.

On December 18, 2012, the Company and its wholly-owned subsidiary, Commonwealth Merger Subsidiary Limited, a Bermuda exempted company (the “Merger Sub”), entered into an Agreement and Plan of Merger, dated as of December 18, 2012 (the “Merger Agreement”), with Alterra Capital Holdings Limited, a Bermuda exempted limited liability company (“Alterra”), pursuant to which Merger Sub will merge with and into Alterra (the

“Merger”). Alterra will survive the merger and become a wholly-owned subsidiary of the Company. As used herein, “Acquired Companies” shall refer to Alterra and any of its direct and indirect subsidiaries which meets the definition of a “significant subsidiary” as defined in Regulation S-X.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of Firm Securities, the maximum principal amount of Optional Securities, if any, the initial public offering price of such Designated Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the number of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of electronic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333-178556) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Act and (ii) became effective not earlier than three years before the date hereof, and the Company has not received any notice of objection from the Commission to the use of such registration statement or any post-effective amendment thereto under Rule 401(g)(2) under the Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time under the rules and regulations under the Act; “Rule 430B Information” means information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement under Rule 430B under the Act; “Base Prospectus” means the base prospectus included in the Registration Statement; “Preliminary Prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Designated Securities that omitted the Rule 430B Information and is used before the filing of the Prospectus (as defined below); “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof under Rule 424(b) under the Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K, but excluding any information in such reports which is furnished under Items 2.02 and 7.01 of Form 8-K) incorporated therein by reference, whether such incorporated documents are filed or became effective, as the case may be, before or after the date of such Registration Statement or Prospectus (collectively, the “Incorporated Documents”). Except as provided in the next paragraph with respect to Time of Sale Information (as defined below), when such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents. Any statement contained in an Incorporated Document, the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed Incorporated Document, any Preliminary Prospectus or the Prospectus, as the case may be, modifies or supersedes such earlier statement and shall be deemed to be modified or superseded as of the date of such subsequently filed Incorporated Document, any Preliminary Prospectus or the Prospectus; and any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Incorporated Documents, the Registration Statement, any Preliminary Prospectus or the Prospectus.

At or before the time and date set forth in the applicable Pricing Agreement (the “Time of Sale”), the Company prepared the following information in connection with the offering (collectively, the “Time of Sale Information”): the Base Prospectus, dated December 16, 2011, any Preliminary Prospectus, the Final Term Sheets (as defined in Section 5(a) hereof) and any Issuer Free Writing Prospectus (as defined in Section 2(a)(iii) hereof) listed on Schedule III to the applicable Pricing Agreement. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all Incorporated Documents, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(ii) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus or any Preliminary Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or under Section 8A of the Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. At the respective times the Registration Statement and any post effective amendments thereto became effective or are deemed to become effective, at the time of execution and delivery of the Pricing Agreement relating to the Designated Securities (the “Execution Time”) and at the Time of Delivery (as defined in Section 4 hereof), the Registration Statement complied and will comply in all material respects with the provisions of the Act and the rules, and regulations of the Commission thereunder and did not contain and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, dated March 5, 2013, at the time it was issued and at the Time of Sale, complied in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder; the Time of Sale Information at the Time of Sale did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Prospectus at the time it was issued and at the Time of Delivery will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any electronic road show or other written communications reviewed and consented to by the Representatives (collectively, “Additional Company Communication”), when taken together with the Time of Sale Information, does not, and at the Time of Delivery will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus, the Time of Sale Information or any Additional Company Communication made in reliance upon information furnished in writing to the Company by any Underwriter through the Representatives for use in the Registration Statement, the Prospectus, any Preliminary Prospectus, the Time of Sale Information or any Additional Company Communication, or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act.

The Incorporated Documents, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the Act or Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Registration Statement and any Preliminary Prospectus at the Execution Time and the Time of Sale did not contain, or when read together with the other information in the Registration Statement and the Prospectus, at the time of issuance of the Prospectus and Time of Delivery will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Other than the Base Prospectus, any Preliminary Prospectus, the documents listed on Schedule III to the Pricing Agreement, the Prospectus, any Additional Company Communication, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Act) that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act and referred to herein as an “Issuer Free Writing Prospectus”), unless such written communication is approved in writing in advance by the Representatives. To the extent any such written communication constitutes an Issuer Free Writing Prospectus, such Issuer Free Writing Prospectus complied, or will comply in all material respects, with the requirements of Rule 433(c) and, if the filing thereof is required under Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, in accordance with reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Act;

(iv) None of the Company, any of its subsidiaries which meets the definition of a significant subsidiary as defined in Regulation S-X (a “Significant Subsidiary”) or, to the knowledge of the Company, any of the Acquired Companies have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any change in the capital stock of the Company (other than (i) under the Company’s employee stock purchase plans existing on the date hereof, (ii) shares issued under the Company’s Omnibus Incentive Plan and 2012 Equity Incentive Compensation Plan, (iii) shares repurchased by the Company and (iv) shares issued upon exercise of options under the Aspen Holdings, Inc. 2008 Stock Option Plan and Aspen Holdings, Inc. 2008 Stock Option Plan for Non-Employee Directors), (B) any increase, on a consolidated basis, in the long-term debt of the Company and its subsidiaries (other than (i) borrowings under the Company’s or its subsidiaries’ existing revolving credit facilities and (ii) increases, on a consolidated basis, in other long-term debt of not more than $10 million in the aggregate), (C) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as one entity, otherwise than as set forth or contemplated in the Time of Sale Information, (D) any development that would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement or (E) to the knowledge of the Company, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company, Alterra and their respective subsidiaries considered as one entity, whether or not arising from transactions in the ordinary course of business;

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business in all material respects as described in the Time of Sale Information and the Prospectus; and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(vi) Each subsidiary of the Company has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business in all material respects as described in the Time of Sale Information and the Prospectus; each subsidiary of the Company has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction;

(vii) To the knowledge of the Company, each of the Acquired Companies has been duly incorporated and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business in all material respects as described in the Time of Sale Information and the Prospectus; and each of the Acquired Companies has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(viii) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix) To the knowledge of the Company, all of the issued and outstanding shares of capital stock of each of the Acquired Companies have been duly and validly authorized and issued, are fully paid and non-assessable and upon consummation of the transactions contemplated by the Merger Agreement, the Company will acquire, directly or indirectly, good title to all of the issued and outstanding shares of capital stock or other equity interests of the Acquired Companies, free and clear of all liens, encumbrances, equities or claims, except as provided in the Merger Agreement;

(x) The Securities have been duly and validly authorized, and, when the Firm Securities are issued and delivered under this Underwriting Agreement, the Pricing Agreement and the Indenture with respect to the Designated Securities and, in the case of any Optional Securities, under an Over-allotment Option (as defined in Section 3 hereof) and the Indenture with respect to such Designated Securities, such Designated Securities will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture; the Securities conform to the description thereof contained in the Registration Statement and the Designated Securities will conform to the description thereof contained in the Prospectus with respect to such Designated Securities;

(xi) The Merger Agreement has been duly authorized, executed and delivered by the Company, Merger Sub and, to the knowledge of the Company, Alterra and is the valid and binding agreement of the Company, Merger Sub and, to the knowledge of the Company, Alterra, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(xii) The issue and sale of the Firm Securities and the Optional Securities and the compliance by the Company with all of the provisions of this Underwriting Agreement, any Pricing Agreement, the Merger Agreement and each Over-allotment Option, if any, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or, to the knowledge of the Company, Alterra is a party or by which the Company or, to the knowledge of the Company, Alterra is bound or to which any of the property or assets of the Company or, to the knowledge of the Company, Alterra is subject, except in each case, for such conflicts, breaches, violations or defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Articles of Incorporation, By-laws or other organizational documents of the Company or, to the knowledge of the Company, Alterra or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or, to the knowledge of the Company, Alterra or any of their respective properties, except, in the case of clause (ii), for such violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Firm Securities and the Optional Securities or the consummation by the Company of the transactions contemplated by this Agreement, any Pricing Agreement, the Merger Agreement or any Over-allotment Option, except such as have been, or will have been before each Time of Delivery (as defined in Section 4 hereof), obtained under the Act, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

As used herein, the term “Material Adverse Effect” means (1) when used in respect of any matter relating to the Company or any of its subsidiaries, any material adverse effect on the general affairs, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as one entity, and (2) when used in respect of any matter relating to Alterra or any of its subsidiaries, any material adverse effect on (A) the financial position, shareholders’ equity or results of operations of the Company, Alterra and their respective subsidiaries, considered as one entity, or (B) the consummation of the transactions contemplated by the Merger Agreement.

(xiii) Other than as set forth in the Time of Sale Information, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or, to the knowledge of the Company, Alterra or any of its subsidiaries are a party or of which any property of the Company, any of its subsidiaries or, to the knowledge of the Company, Alterra or any of its subsidiaries are the subject, which, if determined adversely to the Company, Alterra or its respective subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv) None of the Company, any of its subsidiaries or, to the knowledge of the Company, Alterra or any of its subsidiaries is (i) in violation of its respective Articles of Incorporation, By-laws or other organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), where such violation or default could not reasonably be expected to have a Material Adverse Effect;

(xv) Each of the Company, its subsidiaries and, and to the knowledge of the Company, Alterra and its subsidiaries is in compliance with, and conducts its business in conformity with, all applicable laws and governmental regulations, except where the failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect;

(xvi) The statements set forth in the Prospectus under the caption “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Designated Securities and the Indenture, are accurate and complete in all material respects;

(xvii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xviii) KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder. KPMG Audit Limited, who has certified certain financial statements of Alterra and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xix) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been derived from the audited financial statements. In addition, the pro forma financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;

(xx) The audited consolidated financial statements of Alterra and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly the financial position of Alterra and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Alterra and its consolidated subsidiaries for the periods specified. All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. No other financial statements of Alterra or its consolidated subsidiaries are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus;

(xxi) The Company is not aware of any fact that will prevent the Company and its subsidiaries from having funds in amounts sufficient to consummate the Merger;

(xxii) The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Act. The Company has paid the registration fee for the offering of Designated Securities in accordance with Rule 456(b)(1) under the Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event before the Time of Delivery; and

(xxiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or the Acquired Companies or any of their directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (collectively, “Sanctions”), and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to fund any activities of or business with any person that is currently the subject of Sanctions.

(b) Each of the Underwriters, severally and not jointly, represents and warrants to, and agrees with, the Company that:

(i) Except for one or more communications containing customary information relating to the terms of the Designated Securities that do not require the Company to file any material pursuant to Rule 433(d) under the Act, and except for the Final Term Sheets and any Issuer Free Writing Prospectus listed on Schedule III to the Pricing Agreement or otherwise approved in writing in advance by the Representatives under Section 2(a)(iii) above, it has not made and will not make, unless approved in writing in advance by the Company and the Representatives, any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act and referred to herein as a “Free Writing Prospectus”) that would be required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

(ii) It will, in accordance with reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Act.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in Schedule II to the applicable Pricing Agreement.

The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an “Over-allotment Option”) to purchase at their election up to the maximum aggregate principal amount of Optional Securities set forth in such Pricing Agreement, on the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

The aggregate principal amount of Optional Securities to be added to the aggregate principal amount of Firm Securities to be purchased by each Underwriter, as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities, shall be, in each case, the aggregate principal amount of Optional Securities which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the aggregate principal amount of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the aggregate principal amount of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate principal amount of Firm Securities. The total aggregate principal amount of Designated Securities to be purchased by all the Underwriters under such Pricing Agreement shall be the aggregate principal amount of Firm Securities set forth in Schedule I to such Pricing Agreement plus the aggregate principal amount of Optional Securities which the Underwriters elect to purchase.

4. Certificates for the Firm Securities and the Optional Securities to be purchased by each Underwriter under the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, as specified in such Pricing Agreement, (i) with respect to the Firm Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “First Time of Delivery” and (ii) with respect to the Optional Securities, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the “Second Time of Delivery.” Each such time and date for delivery is herein called a “Time of Delivery.”

5. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To file the Prospectus (in a form approved by the Representatives) with the Commission within the time periods specified by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the Execution Time and prior to the Time of Delivery to which the Representatives reasonably object promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after the Time of Delivery and furnish the Representatives with copies thereof; to prepare final term sheets, in the form of Schedule IV to the applicable Pricing Agreement (the “Final Term Sheets”) and file such Final Term Sheets in compliance with Rule 433(d) under the Act; prior to the Time of Sale and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and give reasonable notice to the Representatives prior to the filing thereof and any amendment to the Registration Statement, any supplement to the Prospectus or any amended Prospectus; and to advise the Representatives promptly after it receives notice of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification or of any such notice of objection, promptly to use its best efforts to obtain the withdrawal of such order or notice of objection;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Promptly as practicable after the Execution Time and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date (as defined in Rule 158(c) under the Act) of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the Execution Time and continuing to the date specified in the Pricing Agreement (if any), the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in the Pricing Agreement;

(f) To apply the net proceeds from the sale of the Designated Securities sold by the Company substantially in accordance with the description set forth in the Prospectus;

(g) If the Company elects to rely upon Rule 462(b) under the Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement for such Designated Securities, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee under Rule 111(b) under the Act; and

(h) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trade names and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above for a period not to exceed 120 days, is granted without any fee and may not be assigned or transferred.

6. The Company hereby covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Term Sheets and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (v) the cost of preparing certificates for the Securities; and (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of the Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of each Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus in relation to such Designated Securities shall have been filed with the Commission under Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery for such Designated Securities, with respect to certain matters covered in paragraphs (iv), (v), (ix) and (xii) of subsection (c) below, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. As to all matters of Virginia law, such counsel may rely on the opinion of McGuireWoods LLP;

(c) McGuireWoods LLP, counsel for the Company, shall have furnished to the Representatives its written opinion, dated each Time of Delivery for such Designated Securities, respectively, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) The Company is validly existing as a corporation and is in good standing under the laws of the Commonwealth of Virginia;

(ii) The Company has the corporate power and authority necessary to own its properties and to conduct its businesses substantially as described in the Time of Sale Information and the Prospectus;

(iii) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus;

(iv) The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Underwriting Agreement, the Merger Agreement, the Indenture and the Designated Securities and has taken all necessary corporate action to authorize the execution, delivery and performance thereof;

(v) The Company has duly executed and delivered this Underwriting Agreement and the Pricing Agreement;

(vi) The Company has duly executed and delivered the Indenture and the Merger Agreement; the Indenture constitutes its valid, binding and enforceable obligation, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(vii) The Company has duly executed and delivered the Designated Securities, and, assuming due authentication thereof by the Trustee and upon payment therefor and delivery thereof in accordance with this Underwriting Agreement and the Pricing Agreement, the Designated Securities will constitute its valid, binding and enforceable obligations, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

(viii) Neither the execution, delivery and performance by the Company of this Underwriting Agreement, the Merger Agreement, the Indenture and the Designated Securities, nor the issuance, authentication, sale and delivery of the

Designated Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Underwriting Agreement, the Indenture, the Merger Agreement and the Designated Securities, (a) violates any present law, statute or regulation of the Commonwealth of Virginia or the United States that, in each case, is applicable to the Company or any reviewed order; (b) violates any provision of the organizational documents of the Company; or (c) results in any breach of any terms of, or constitutes a default under, any reviewed agreement;

(ix) No consent, approval or authorization of, or filing with, any court or governmental authority of the Commonwealth of Virginia or the United States that, in each case, is applicable to the Company, is required for (a) the due execution and delivery by the Company of this Underwriting Agreement, the Merger Agreement, the Indenture and the Designated Securities or the consummation of the transactions contemplated by this Underwriting Agreement, the Indenture and the Designated Securities, (b) the issuance, authentication, sale and delivery of the Designated Securities and compliance by the Company with the terms thereof, or (c) the validity, binding effect or enforceability of this Underwriting Agreement, the Merger Agreement, the Indenture and the Designated Securities, except (i) in each case as have previously been made or obtained, (ii) consents, approvals, authorizations or filings as may be required under state securities or Blue Sky laws, and (iii) consents, approvals, authorizations or filings as may be required to be obtained or made by any Underwriter as a result of its involvement in the transactions contemplated by this Underwriting Agreement, the Merger Agreement, the Indenture and the Designated Securities;

(x) The Indenture has been duly qualified under the Trust Indenture Act;

(xi) The Company is not required to be registered under the Investment Company Act;

(xii) The documents incorporated by reference since December 31, 2012 in the Preliminary Prospectus and the Prospectus (other than the financial statements and related schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(xiii) The Registration Statement, as of its most recent effective date and the Time of Sale, the Preliminary Prospectus, as of the Time of Sale, the Prospectus, as of its date and the Time of Delivery, and any further amendments and supplements thereto made by the Company before the Time of Delivery as of the respective time of filing and the Time of Delivery(in each case, other than the financial statements and related schedules and other financial data included therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion), complied as to form in all material respects with the requirements of the Act, and the rules and regulations thereunder; and

(xiv) The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Designated Securities and the Indenture, are accurate and complete in all material respects.

Such counsel shall also deliver a letter, in form and substance reasonably satisfactory to the Representatives, stating that although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except as expressly stated in our opinion Section 7(c)(xiv) set forth above), no facts have come to such counsel’s attention that would lead it to believe that the Registration Statement, as of its most recent effective date and the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus, as of its date and as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, such counsel does not need to express any belief with respect to the financial statements and related schedules and other financial data, assessments of or reports on the effectiveness of internal control over financial reporting included or incorporated by reference therein, or the portions of the Registration Statement which constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(d) On the date of the Pricing Agreement for such Designated Securities and at each Time of Delivery for such Designated Securities, the independent accountants of each of the Company and Alterra who have certified the financial statements of the Company and its subsidiaries and Alterra and its subsidiaries, respectively, included or incorporated by reference in the Registration Statement shall have each furnished to the Representatives letters, dated the date of the Pricing Agreement, and letters, dated such Time of Delivery, respectively (a form of the letters in substantially the form to be delivered on the date of the Pricing Agreement for such Designated Securities is attached as Annex II hereto, which letter shall be reasonably satisfactory to the Underwriters), and with respect to such letters dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(e) (i) None of the Company, any of its Significant Subsidiaries or the Acquired Companies shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information there shall not have been any change in the capital stock of the Company (other than (A) under the Company’s employee stock purchase plans existing on the date hereof, (B) shares issued under the Company’s Omnibus Incentive Plan and 2012 Equity Incentive Compensation Plan, (C) shares repurchased by the Company and (D) shares issued upon exercise of options under the Aspen Holdings, Inc. 2008 Stock Option Plan and Aspen Holdings, Inc. 2008 Stock Option Plan for Non-Employee Directors) or, except for borrowings under the Company’s or its subsidiaries’ existing revolving credit facilities, any increase, on a consolidated basis, in the long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company, Alterra and their respective subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Execution Time relating to the Designated Securities no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and on or after the Execution Time no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the Company’s financial strength or claims paying ability;

(g) On or after the Execution Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to market the Designated Securities or to enforce contracts for the sale of the Designated Securities; or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States;

(h) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses; and

(i) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Securities certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or before such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 7 and as to such other matters as the Representatives may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Information, the Prospectus, any prospectus (including any Issuer Free Writing Prospectus) or any Additional Company Communication relating to the Designated Securities or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Information, the Prospectus, any prospectus (including any Issuer Free Writing Prospectus) or any Additional Company Communication relating to the Designated Securities or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Information, the Prospectus, any prospectus (including any Issuer Free Writing Prospectus) or any Additional Company Communication relating to the Designated Securities or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Information, the Prospectus or any prospectus (including any Issuer Free Writing Prospectus) or any Additional Company Communication relating to the Designated Securities or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions under this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities or Optional Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Securities or Optional Securities, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the

Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of the Firm Securities or Optional Securities, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Securities or Optional Securities, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities or Optional Securities, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Securities or Optional Securities, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Firm Securities or Optional Securities, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate number of the Firm Securities or Optional Securities, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Securities or the Over-allotment Option relating to such Optional Securities, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, under this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

11. If any Pricing Agreement or Over-allotment Option shall be terminated under Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Firm Securities or Optional Securities with respect to which such Pricing

Agreement shall have been terminated except as provided in Sections 6 and 8 hereof; but, if for any other reason, Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter under Section 8(c) hereof shall be delivered or sent by mail, courier, electronic transmission or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of each Pricing Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. The Company acknowledges and agrees that (a) the purchase and sale of the Designated Securities pursuant to this Agreement, including the determination of the public offering price of the Designated Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to us a copy hereof.

Very truly yours,
MARKEL CORPORATION

By:	/s/ Anne G.Waleski
	Name:	Anne G. Waleski
	Title:	Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED
as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

For themselves and as Representatives of the other Underwriters named in Schedule I to the Pricing Agreement

ANNEX I

Pricing Agreement

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

as Representatives of the several

Underwriters named in Schedule I

to this Pricing Agreement

March 5, 2013

Ladies and Gentlemen:

Markel Corporation, a Virginia corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 5, 2013 (the “Underwriting Agreement”), between the Company and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the Underwriters named in Schedule I hereto (the “Underwriters”), to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”) consisting only of Firm Securities. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities under Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price to the Underwriters of 99.189% of the principal amount of the 3.625% senior notes due 2023 and 97.305% of the principal amount of the 5.000% senior notes due 2043 and at the time and place set forth in Schedule II hereto, the respective principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

During the period beginning from the date of this Pricing Agreement and continuing to the Time of Delivery, the Company will not, without your prior written consent, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities.

[SIGNATURE PAGE FOLLOWS]

2

If the foregoing is in accordance with your understanding, please sign and return to us a copy hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

MARKEL CORPORATION

By:
Name:
Title:

3

CONFIRMED AND ACCEPTED
as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

On behalf of themselves and as Representatives of the other Underwriters named in Schedule I hereto.

4

SCHEDULE I

Underwriter	Aggregate Principal Amount of Securities to be Purchased
	2023 Notes	2043 Notes

Citigroup Global Markets Inc.	$75,000,000	$75,000,000
Wells Fargo Securities, LLC	75,000,000	75,000,000
Barclays Capital Inc.	20,000,000	20,000,000
Deutsche Bank Securities Inc.	20,000,000	20,000,000
J.P. Morgan Securities LLC	20,000,000	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000	20,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	5,000,000	5,000,000
BNY Mellon Capital Markets, LLC	5,000,000	5,000,000
ING Financial Markets LLC	5,000,000	5,000,000
Loop Capital Markets LLC	5,000,000	5,000,000

Total	$250,000,000	$250,000,000

SCHEDULE II - DESIGNATED SECURITIES

MARKEL CORPORATION

$250,000,000 3.625% Senior Notes due 2023

$250,000,000 5.000% Senior Notes due 2043

The Designated Securities shall have the following terms in addition to those set forth in the Prospectus.

Title:	3.625% Senior Notes due 2023 (the “2023 Notes”) and 5.000% Senior Notes due 2043 (the “2043 Notes”, and together with the 2023 Notes, the “notes”)

Rank:	Senior Debt

Aggregate Principal Amount:	$250,000,000 of the 2023 Notes and $250,000,000 of the 2043 Notes

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Interest Rate:	3.625% per annum (30/360) for the 2023 Notes 5.000% per annum (30/360) for the 2043 Notes

Interest Payment Dates:	March 30 and September 30, commencing September 30, 2013

Stated Maturity Date:	The 2023 Notes will mature on March 30, 2023 and the 2043 Notes will mature on March 30, 2043

Redemption Provisions:

The notes are redeemable, in whole or in part, at our option, at any time or from time to time, upon notice mailed to the registered address of each holder of notes at least 30 days but not more than 60 days prior to the redemption date. The “make-whole premium” redemption price will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such notes discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus 25 basis points for the 2023 Notes and 30 basis points for the 2043 Notes. Accrued and unpaid interest will be paid to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of notes called for redemption.

“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by us, of the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and one other U.S. Government securities dealer selected by us, and each of their respective successors.

“Reference Treasury Dealer Quotations” means, on any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the notes called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the notes called for redemption, the amount of the next succeeding scheduled interest payment on such notes will be reduced by the amount of interest accrued to such redemption date.

We will prepare and mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before a redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate.

Special Mandatory Redemption:	If the proposed acquisition of Alterra Capital Holdings Limited (“Alterra’) is not completed on or before November 1, 2013, or if the Agreement and Plan of Merger, dated December 18, 2012 (the “Alterra Merger Agreement”), between Alterra, Markel Corporation and Commonwealth Merger Subsidiary Limited is terminated before then, the notes will be subject to a special mandatory redemption at 101% of their principal amount plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. The “special mandatory redemption date” will be the tenth business day following the earlier of November 1, 2013 or the date the Alterra Merger Agreement is terminated.

Sinking Fund Provisions:	None

Initial Public Offering Price:

99.839% of the principal amount, plus accrued interest, if any, on the 2023 Notes from March 8, 2013

98.180% of the principal amount, plus accrued interest, if any, on the 2043 Notes from March 8, 2013

Underwriting Discount:	$1,625,000 for the 2023 Notes $2,187,500 for the 2043 Notes

Net Proceeds to Issuer before Expenses:	$247,972,500 for the 2023 Notes $243,262,500 for the 2043 Notes

Settlement Date:	March 8, 2013

CUSIP/ISIN:	570535AM6 / US570535AM67 (2023 Notes) 570535AP9 / US570535AP98 (2043 Notes)

SCHEDULE III

Time of Sale: 3:50 p.m. (New York time), March 5, 2013

Issuer Free Writing Prospectuses: None

SCHEDULE IV

Term Sheets as filed by the Company on March 5, 2013 pursuant to Rule 433

ANNEX II

[Attach Form of Comfort Letters]